

<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
September 30, 2000 and the related Statement of Consolidated Operations,
Comprehensive Income, Retained Earnings and Cash Flows for the nine months ended
September 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                        DEC-31-2000
<PERIOD-START>                           JAN-01-2000
<PERIOD-END>                             SEP-30-2000
<BOOK-VALUE>                                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                 12,436,270
<OTHER-PROPERTY-AND-INVEST>                2,769,490
<TOTAL-CURRENT-ASSETS>                     2,638,369
<TOTAL-DEFERRED-CHARGES>                           0<F1>
<OTHER-ASSETS>                             4,033,312
<TOTAL-ASSETS>                            21,877,441
<COMMON>                                   2,678,054
<CAPITAL-SURPLUS-PAID-IN>                  2,207,370
<RETAINED-EARNINGS>                          790,107
<TOTAL-COMMON-STOCKHOLDERS-EQ>             4,511,985<F2>
<PREFERRED-MANDATORY>                              0
<PREFERRED>                                    6,977
<LONG-TERM-DEBT-NET>                       7,059,606<F3>
<SHORT-TERM-NOTES>                                 0<F1>
<LONG-TERM-NOTES-PAYABLE>                          0<F1>
<COMMERCIAL-PAPER-OBLIGATIONS>                     0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                343,967
<PREFERRED-STOCK-CURRENT>                          0
<CAPITAL-LEASE-OBLIGATIONS>                        0
<LEASES-CURRENT>                                   0
<OTHER-ITEMS-CAPITAL-AND-LIAB>             9,954,906<F4>
<TOT-CAPITALIZATION-AND-LIAB>             21,877,441
<GROSS-OPERATING-REVENUE>                  5,343,252
<INCOME-TAX-EXPENSE>                         176,546
<OTHER-OPERATING-EXPENSES>                 4,327,718
<TOTAL-OPERATING-EXPENSES>                 4,504,264
<OPERATING-INCOME-LOSS>                      838,988
<OTHER-INCOME-NET>                           122,133<F5><F6>
<INCOME-BEFORE-INTEREST-EXPEN>               961,121
<TOTAL-INTEREST-EXPENSE>                     381,156
<NET-INCOME>                                 579,965
<PREFERRED-STOCK-DIVIDENDS>                    2,774
<EARNINGS-AVAILABLE-FOR-COMM>                577,191
<COMMON-STOCK-DIVIDENDS>                     220,494
<TOTAL-INTEREST-ON-BONDS>                          0<F7>
<CASH-FLOW-OPERATIONS>                       723,219
<EPS-BASIC>                                        0<F7>
<EPS-DILUTED>                                      0<F7>

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes other comprehensive income of $5,428 thousand and deductions of
     $1,156,510 thousand for treasury stock and $12,464 thousand for capital stock and warrant expense.
<F3> $3,814,980 thousand of notes and transitional trust notes are included in
     LONG-TERM-DEBT-NET.
<F4> Includes $350,000 thousand of Company-obligated mandatory redeemable preferred securities of subsidiary trusts holding solely the Company's subordinated debt securities.
<F5> Includes $22,283 thousand provision for preferred securities dividends of subsidiary trusts holding solely the Company's subordinated debt securities.
<F6> Includes an extraordinary loss of $3,677 thousand related to the early redemption of long-term debt during the first nine months of 2000.
<F7> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

